Exhibit 11

              Electronic Retailing Systems International, Inc.
               Computation of Earnings (Loss) Per Common Share

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<CAPTIONS>
                                         Three Months
Nine Months
                                            Ended
Ended
                                         Sept. 30, 1996
Sept. 30, 1996
                                         --------------
--------------
Net loss                                 ($1,969,000)
($6,528,000)
Dividends on preferred stock                        -
(231,000)
                                         -----------
-----------
Net loss available to common
 shareholders (before non-cash
 benefit from preferred stock
 conversion)                             (1,969,000)
(6,759,000)

Non-cash benefit from preferred
 stock conversion                         5,258,000
5,258,000
                                         ----------
----------
Earnings (loss) available to
 common shareholders                     $3,289,000
($1,501,000)
                                         ==========
==========
Weighted average common shares
 outstanding                             20,301,092
14,651,585
                                         ==========
==========
Earnings (loss) per common
 share                                         $0.16
 ($0.10)
                                         ==========
==========
Calculation of  weighted average
 shares outstanding
Shares issued and outstanding
 at Dec. 31, 1995                        11,748,232
11,748,232
Shares issued in Reg. S offering          4,370,038
1,472,687
Shares issued in US private placement       802,655
270,492
Shares issued to investment broker          192,777
 64,965
Shares issued upon conversion of
 Series A preferred stock                 2,763,597
931,322
Issuance of shares pursuant to
 stock option plan                           52,321
 40,063
Weighted average stock options
 outstanding                                371,472
123,824
                                         ----------
----------
Weighted average common shares
 outstanding                             20,301,092
14,651,585
                                         ==========
==========


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